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                                                                      Exhibit 10

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent auditors" in the Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-83718) and the related Statement of Additional Information appearing therein and pertaining to Lincoln New York Account N for Variable Annuities, which are incorporated by reference in Post-Effective Amendment No. 4, and to the use therein of our reports dated (a) March 27, 2003, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and
(b) March 3, 2003, with respect to the financial statements of Lincoln New York Account N for Variable Annuities.

                                                           /s/ Ernst & Young LLP

For Wayne, Indiana
September 17, 2003